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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SHERWOOD BRANDS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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SHERWOOD BRANDS, INC.
1803 Research Boulevard, Suite 201
Rockville, Maryland 20850

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on January 10, 2005

Dear Shareholder:

        You are invited to attend our Annual Meeting of Shareholders, which will be held at 10:00 a.m., local time, on Monday, January 10, 2005, at the Best Western Hotel at 1251 West Montgomery Avenue, Rockville, Maryland, for the following purposes:

  (1)
  To elect five members to our board of directors to hold office until our 2005 Annual Meeting of Shareholders or until their successors are duly elected and qualified; and

  (2)
  To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

        The board of directors has fixed the close of business on November 19, 2004 as the record date for determining those shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

        Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors
Uziel Frydman Chairman of the Board

Rockville, Maryland
November 21, 2004

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU EXECUTE A PROXY CARD, YOU MAY NEVERTHELESS ATTEND THE MEETING, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE, AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

2004 ANNUAL MEETING OF SHAREHOLDERS
OF
SHERWOOD BRANDS, INC.

PROXY STATEMENT

        The board of directors of Sherwood Brands, Inc., a North Carolina corporation, is furnishing this proxy statement in connection with the solicitation of proxies from the holders of our Class A and Class B Common Stock, each with a par value of $.01 per share, for use at our 2004 Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on Monday, January 10, 2005, at the Best Western Hotel at 1251 West Montgomery Avenue, Rockville, Maryland, or at any adjournment(s) or postponements(s) thereof, pursuant to the foregoing Notice of Annual Meeting of Shareholders.

        You should review the information provided in this proxy statement in conjunction with our 2004 Annual Report to Shareholders, which accompanies this proxy statement. Our principal executive offices are located at 1803 Research Boulevard, Suite 201, Rockville, Maryland 20850 and our telephone number is (301) 309-6161.

INFORMATION CONCERNING PROXY

        Our board of directors is soliciting the enclosed proxy. By giving this proxy, you are not precluded from voting in person should you so desire. You have an unconditional right to revoke your proxy at any time prior to the exercise thereof, either in person at the annual meeting or by filing with our Corporate Secretary at our headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until we receive written notice of the revocation at or prior to the annual meeting.

        We shall bear the cost of preparing, assembling and mailing this proxy statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy. In addition to the use of mail, our employees may solicit proxies personally and by telephone. These employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may also reimburse these persons for their expenses in so doing.

        We know of no other matters to be presented for action at the meeting other than as mentioned herein. However, if any other matters come before the meeting, it is intended that the holders of the proxies will vote thereon in their sole discretion.

        We are first mailing this proxy statement and the enclosed form of proxy on or about November 21, 2004. A copy of our annual report for the fiscal year ended July 31, 2004, which has included therein our audited consolidated financial statements for the fiscal years ended July 31, 2004, 2003 and 2002, is being mailed to our shareholders together with this proxy statement. The annual report is not, however, incorporated into this proxy statement nor is it to be deemed a part of the proxy soliciting material.

PURPOSES OF THE MEETING

        At the annual meeting, you will be asked to consider and vote upon the following matters:

  (1)
  The election of five members to our board of directors to serve until our 2005 Annual Meeting of Shareholders or until their successors are duly elected and qualified; and

  (2)
  The transaction of such other business as may properly come before the annual meeting, including any adjournments or postponements thereof.

        Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted for the election of the nominees for director named below and in favor of the other matters presented. In the event you specify a different choice by means of the enclosed proxy, your shares will be voted in accordance with those instructions.

Outstanding Voting Securities and Voting Rights

        The board of directors has set the close of business on November 19, 2004 as the record date for determining the shareholders entitled to notice of and to vote at the annual meeting. As of the record date, there were 3,036,621 shares of our Class A Common Stock outstanding and 1,000,000 shares of our Class B Common Stock outstanding. Each share of our Class A Common Stock entitles its holder to one vote, and each share of our Class B Common Stock entitles its holder to seven votes. By virtue of his holding 400,000 shares of our Class A Common Stock and 1,000,000 shares of our Class B Common Stock, Mr. Uziel Frydman, our Chairman, President and Chief Executive Officer, maintains 74.0% of the voting control of Sherwood Brands. Only the holders of issued and outstanding shares of common stock as of the record date are entitled to vote at the annual meeting. You do not have the right to cumulate your votes.

        The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum with respect to all matters presented. Directors will be elected by a plurality of the votes cast by the shares of common stock represented in person or by proxy at the annual meeting. Any other matter that may be submitted to a vote of the shareholders will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares voted in opposition to the matter, unless such matter is one for which a greater vote is required by law or by our articles of incorporation or bylaws. If less than a majority of outstanding shares entitled to vote are represented at the annual meeting, a majority of the shares so represented may adjourn the annual meeting to another date, time or place, and notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before an adjournment is taken.

        Prior to the annual meeting, we will select one or more inspectors of election for the meeting. The inspector(s) shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the annual meeting and will be counted as votes cast at the annual meeting, but will not be counted as votes cast for or against any given matter.

        A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and other matters addressed at the annual meeting. Any such shares which are not represented at the annual meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the annual meeting.

        Our Class A common stock is listed on the American Stock Exchange under the symbol "SHD".

SECURITY OWNERSHIP

        The following table sets forth certain information as of November 19, 2004 concerning the beneficial ownership of any class of our common stock by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding common stock,

  •
  each director,

  •
  each director nominee,

  •
  each of our executive officers, and

  •
  all executive officers and directors as a group.

        Unless otherwise indicated, the address for each named person is c/o Sherwood Brands, Inc., 1803 Research Boulevard, Suite 201, Rockville, Maryland 20850.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(1)		Percent of Shares
Class A Common Stock:
Uziel Frydman	617,984	(2)	20.5%
Amir Frydman	586,918	(3)	19.5%
Douglas A. Cummins	28,250	(4)	*
Guy M. Blynn	10,750	(5)	*
Kenneth J. Lapiejko	0		*
Christopher J. Willi	22,500	(6)	*
Anat Schwartz	546,800	(7)	18.1%
Class B Common Stock:
Uziel Frydman	1,000,000	(8)	100.0%
All executive officers and directors as a group (6 persons)	2,266,402		56.4%

*
Less than 1%

(1)
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock they beneficially own. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the record date upon the exercise of options, warrants or convertible securities. Unless otherwise indicated, all shares are Class A Common Stock.

(2)
Includes 217,984 shares of Class A Common Stock issuable upon exercise of presently exercisable options.

(3)
Includes 211,906 shares of Class A Common Stock issuable upon exercise of presently exercisable options and 12 shares of Class A Common Stock owned by Mr. Frydman's children.

(4)
Includes 21,250 shares of Class A Common Stock issuable upon exercise of presently exercisable options.

(5)
Includes 8,250 shares of Class A Common Stock issuable upon exercise of presently exercisable options.

(6)
Includes 22,500 shares of Class A Common Stock issuable upon exercise of presently exercisable options.

(7)
Includes 171,788 shares of Class A Common Stock issuable upon exercise of presently exercisable options and 12 shares of Class A Common Stock owned by Ms. Schwartz's children. Ms. Schwartz is the daughter of Mr. Uziel Frydman.

(8)
Each share of our Class B Common Stock entitles its holder to seven votes. By virtue of his holding 400,000 shares of our Class A Common Stock and 1,000,000 shares of our Class B Common Stock, Mr. Uziel Frydman, our Chairman, President and Chief Executive Officer, maintains 74.0% of the voting control on all matters to be considered at the Annual Meeting.

PROPOSAL ONE: ELECTION OF DIRECTORS

        We have nominated five persons for election as directors to serve until the next annual meeting of shareholders and until the director's successor is duly elected and qualified. Although we anticipate that all of the nominees will be able to serve, if any nominee is unable or unwilling to serve at the time of the annual meeting, the proxy will be voted for a substitute nominee chosen by our board of directors, or the number of directors to be elected may be reduced in accordance with our bylaws.

        The following table sets forth certain information as to the persons nominated for election as directors at the annual meeting.

Name	Age	Position
Uziel Frydman	68	Chairman of the Board, President and Chief Executive Officer
Amir Frydman	42	Director, Treasurer and Executive Vice President — Marketing and Product Development
Guy M. Blynn	59	Director
Douglas A. Cummins	62	Director
Kenneth J. Lapiejko	56	Director

        Uziel Frydman has been the President and Chief Executive Officer of the Company and each of its subsidiaries since inception. Mr. Frydman has served as the Chairman of the board of directors of the Company since December 1997. Mr. Frydman served as Director of Marketing and Planning Sciences at R.J. Reynolds Tobacco Company from 1977 to 1980, and prior to that, as Manager, Planning and Operations Improvement at Lever Brothers Company from 1971 to 1977. He also served as Projects Manager at Sperry & Hutchinson Company and as an independent consultant to local governments in Turkey, Burma and Sierra Leone from 1962 to 1965. Mr. Frydman was an adjunct professor at the Graduate School of Business at Rutgers University from 1970 to 1975. Mr. Frydman earned a Masters of Business Administration, Management Science degree from Case Western Reserve University in 1968 and a Bachelor of Science degree in Civil Engineering from Technion Institute of Technology, Haifa, Israel in 1960. Mr. Frydman is the father of Anat Schwartz and Amir Frydman.

        Amir Frydman has been a director of the Company and has served as Treasurer and Executive Vice President—Marketing and Product Development since 1985. Prior to joining the Company, Mr. Frydman was Commercial Branch Manager at NCNB National Bank of Florida, from 1984 to 1985. Mr. Frydman earned a Bachelor of Arts degree from the University of North Carolina in 1983. Mr. Frydman is the son of Uziel Frydman.

        Guy M. Blynn has served as Vice President, Deputy General Counsel and Secretary of R.J. Reynolds Tobacco Company, a manufacturer and distributor of cigarettes, since October 1989. From 1982 to 1990, Mr. Blynn was a member of the board of directors of the International Trademark

Association. From 1980 to 1993, Mr. Blynn was a member of the Adjunct Faculty at Wake Forest University School of Law teaching Unfair Trade Practices. Mr. Blynn currently sits on the board of directors of the Winston-Salem Urban League and the Anti-Defamation League. Mr. Blynn earned a Juris Doctorate degree from Harvard Law School in 1970 and a Bachelor of Science degree in economics with a major in accounting from University of Pennsylvania in 1967.

        Douglas A. Cummins has been a director of the Company since December 1997. In 1996, Mr. Cummins served as President and Chief Executive Officer of the Liggett Group, a manufacturer and distributor of cigarettes. From 1993 to 1996, Mr. Cummins served as President and Chief Executive Officer of North Atlantic Trading Co, a cigarette paper manufacturer and distributor. From 1990 to 1993, Mr. Cummins served as the President and Chief Executive Officer of Decision Marketing, an advertising and consulting firm. From 1984 to 1990, Mr. Cummins served as the President and Chief Operating Officer of Salem Carpet Mills, a carpet manufacturer, and from 1981 to 1984, served as President of Stellar Group, a consulting firm. From 1973 to 1981, Mr. Cummins was Director of Marketing—International and Vice President—Foods Marketing at R.J. Reynolds Industries. Mr. Cummins currently sits on the board of directors of Carolina Biological Supply Company, Smokey Mountain Products, Inc. and the Fort Ticonderoga Association. Mr. Cummins earned a Masters of Business Administration degree from Columbia University in 1966 and a Bachelor of Arts degree from Harvard University in 1964.

        Kenneth J. Lapiejko has been a director of the Company since January 2002. Mr. Lapiejko served as Executive Vice President and Chief Financial Officer for R.J. Reynolds Tobacco Holdings, Inc. from June 1999 to July 2002. From June 1995 to May 1999, Mr. Lapiejko served as Senior Vice President and Chief Financial Officer of Reynolds Tobacco Company, which was an operating unit of RJR/Nabisco. Prior to 1995, Mr. Lapiejko served in various financial roles with various companies. Mr. Lapiejko earned a bachelor's degree in business from Fairleigh Dickinson University. Mr. Lapiejko completed the Young Executive Institute Program of the University of North Carolina at Chapel Hill. Mr. Lapiejko served on the board of directors of Targacept, Inc. and in July 2002 resigned from his position.

        The term of office of each director ends at the next annual meeting of shareholders or when his or her successor is elected and qualified. Our officers serve at the discretion of the board of directors, subject to the terms of any employment agreements.

        As of August 1, 2004, each of our non-employee directors receives $2,000 for attendance at each board of directors meeting ($500 if such meeting is attended telephonically) and $1,000 for attendance at each board of directors committee meeting and is reimbursed for travel expenses incurred to attend such meetings. Each of our non-employee directors received retainer fees of $7,500 for the fiscal year ended July 31, 2004. If more than one committee meeting takes place on the same day, attendance fees are reduced as follows: Two Committees (attendance in person) is $1,500; Three Committees (attendance in person) is $2,000; Two Committees (attendance electronically) is $750 and Three Committees (attendance electronically) is $1,000.

        During the fiscal year ended July 31, 2004, the board of directors held four meetings. No director attended fewer than 75% of the meetings of the board of directors or any committee thereof during the period of such director's service. All members of the Board of Directors are encouraged to attend the Company's annual meetings. All of the Company's directors attended the 2003 Annual Meeting.

        Company shareholders are encouraged to send questions or other communication to the Company's Board of Directors care of the following:

SHERWOOD BRANDS, INC.
1803 Research Boulevard, Suite 201

Rockville, Maryland 20850
Attention: Chief Financial Officer

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES NAMED ABOVE.

BOARD OF DIRECTORS COMMITTEES

        Our board of directors has a standing Audit Committee, Compensation Committee and Corporate Governance Committee. Our Corporate Governance Committee performs the functions of a nominating or similar committee.

Audit Committee

        The Audit Committee is responsible for selecting and retaining our independent auditors and reviewing and making recommendations regarding the annual audit of our financial statements and our internal accounting practices and policies. For the fiscal year ended July 31, 2004, the members of the Audit Committee were Messrs. Douglas A. Cummins and Kenneth J. Lapiejko. A copy of the Audit Committee's amended and restated charter was attached as an appendix to the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 21, 2003. The board of directors has determined that all members of the Audit Committee are independent as defined by Section 121(A) of the American Stock Exchange Company Guide and that the Audit Committee has at least one financial expert, Mr. Lapiejko. The Audit Committee held four meetings during the fiscal year ended July 31, 2004 at which representatives of our independent auditors, BDO Seidman LLP were present.

AUDIT COMMITTEE REPORT

        The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        In accordance with its amended and restated charter adopted by the board of directors, the Audit Committee assists the board of directors in fulfilling its responsibility for the oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the fiscal year ended July 31, 2004, the Committee met four times, including meetings to review with management and the independent auditor the Securities and Exchange Commission Form 10-K for the fiscal year ending July 31, 2004. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent auditors their audit plan, audit scope and identification of audit risks. The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communications with Audit Committee." The Committee reviewed with the independent auditors and management the confirmation of auditors independence in accordance with Independence Standards Board Standard No. 1 and the audited financial statements of the Company for the fiscal year ended July 31, 2004. Management has the responsibility for the preparation and content of those statements. Based on the above mentioned review and discussions with management and the independent auditors, the Committee recommended to the board of directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended July 31, 2004 for filing with the Securities and Exchange Commission. Finally, the Audit Committee has considered whether the provision by the independent auditors of non-audit services to the Company is compatible with maintaining the auditors' independence.

Submitted by the Audit Committee of the Board of Directors

  Douglas A. Cummins
  Kenneth J. Lapiejko

INDEPENDENT PUBLIC ACCOUNTANTS

        Our Audit Committee has selected BDP Seidman LLP to act as auditors for the company during the year ending July 31, 2004. Representatives of BDO Seidman LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire and to be available to respond to appropriate questions.

  Audit Fees

        We were billed $158,730 and $115,111, in aggregate, by BDO Seidman LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended July 31, 2004 and for fiscal year ended July 31, 2003 and the reviews of the financial statements included in our filings on Forms 10-Q for that fiscal year.

  Financial Information Systems Design and Implementation Fees

        BDO Seidman LLP did not provide any services related to financial information systems design and implementation during the fiscal year ended July 31, 2004.

  All Other Fees

        We were billed $3,075 by BDO Seidman LLP for other professional services, other than the audit and review services described above, for the fiscal year ended July 31, 2004. In connection with the standards for independence of a company's independent public accountants promulgated by the Securities and Exchange Commission, the Audit Committee has considered and determined that the provision of these services is compatible with maintaining the independence of BDO Seidman LLP.

MANAGEMENT

Executive Officers and Key Employees

        Our executive officers, as well as certain key employees, and their ages as of November 10, 2004, are as follows:

Name	Age	Position
Uziel Frydman(1)	68	Chairman of the Board, President and Chief Executive Officer
Amir Frydman(1)	42	Director, Treasurer and Executive Vice President—Marketing and Product Development
Paul J. Splitek(2)	55	Vice President—Sales
Christopher J. Willi	44	Chief Financial Officer and Secretary

(1)
Reference is made to the description of the business experience of Messrs. Uziel Frydman and Amir Frydman, who are also director nominees, set forth above under "Election of Directors."

(2)
Messrs. Splitek is a key employee, but not a executive officer of the company.

        Paul J. Splitek has been Vice President of Sales of the Company since September 1999. Mr. Splitek has over 28 years of sales, marketing and manufacturing experience. From 1996 until being hired by the Company, Mr. Splitek was Vice President and General Sales Manager of E. Rosen, a manufacturer of hard candy, jelly beans and lollipops and assembled a variety of holiday gift items including gift baskets, that was acquired by Sherwood Brands on September 24, 1998. Prior to joining E. Rosen, from 1991 to 1996, Mr. Splitek was Vice President and General Manager of Mille Lacs MP Company, a wholesale division of The Wisconsin Cheeseman Inc. ("TWC"), and prior to that, Operations Manager of TWC.

        Christopher J. Willi has been Chief Financial Officer since May 2001. Mr. Willi has over 22 years of financial and operational experience. Prior to joining Sherwood Brands, he was Chief Financial Officer of CynterCorp, a global IT service business. From 1992 to 1998, Mr. Willi was Corporate Controller of PGI, Inc., a global communication services company. From 1989 to 1992, Mr. Willi was Director of Finance for National Trade Productions, Inc. and an Asset Manager with a unit of Canadian Pacific Corporation. From 1983 to 1986, he worked in the audit and consulting practice of Arthur Andersen & Co. Mr. Willi earned his Juris Doctorate degree from Southern Methodist University Law School and his Bachelor of Science in accounting and finance from the University of Utah.

EXECUTIVE COMPENSATION

Compensation Committee

        The Compensation Committee, composed of Messrs. Douglas Cummins, Guy Blynn and Kenneth J. Lapiejko, is responsible for making recommendations to the board of directors regarding compensation arrangements for senior management, adoption of any compensation plans in which management is eligible to participate and grants of stock options or other benefits under the plans. The Compensation Committee met three times during the fiscal year ended July 31, 2004.

Summary Compensation Table

        The following table presents information concerning compensation for our chief executive officer and our other executive officers and key employees whose total salary and bonus in our fiscal year ended July 31, 2003 exceeded $100,000 for services in all capacities during the fiscal years indicated.

SUMMARY COMPENSATION TABLE

Long Term Compensation
Annual Compensation
Name and Principal Position	Fiscal Year					Securities Underlying Options (#)
		Salary		Bonus
Uziel Frydman, Chairman of the Board, President and Chief Executive Officer	2004 2003 2002	$ $ $	473,900 451,333 451,333	$ $ $	— — —		— — 15,000
Amir Frydman, Executive Vice President—Marketing and Product Development	2004 2003 2002	$ $ $	408,607 408,607 389,149	$ $ $	— — —		— — 15,000
Paul Splitek, Vice President—Sales(1)	2004 2003 2002	$ $ $	190,000 190,000 180,000	$ $ $	— — —	$	— — 7,500
Christopher J. Willi, Chief Financial Officer and Secretary(2)	2004 2003 2002	$ $ $	190,000 190,000 165,000	$ $ $	— — —	$	— — 7,500

(1)
Messrs. Splitek is a key employees, but not executive officers of the company.

(2)
Mr. Willi joined the company in May 2001

Employment Agreements

        We have entered into employment agreements with Uziel Frydman, Chairman of the Board, President and Chief Executive Officer, and Amir Frydman, Treasurer and Vice President—Marketing and Product Development. The terms of these agreements are for three years commencing on May 12, 1998. The agreements provide annual base salaries of $315,000 and $271,000 for Uziel Frydman and Amir Frydman, respectively, and are subject to annual increases. In addition, the employment agreements entitle the executives to a portion of a bonus pool as determined by the board of directors equal to 15% of our pre-tax net income in excess of certain incremental earnings targets. The base salary is subject to annual increases of the greater of the percentage increase in sales for the last year or 5% and may be reviewed for merit increases by the Compensation Committee. If either Uziel Frydman or Amir Frydman is terminated without cause or upon a change in control of Sherwood Brands, each is entitled to continue to receive his annual base salary for a period of three years, any accrued incentive compensation through the date of termination and certain other benefits. Each of the above listed executives is prohibited from competing with us for the duration of his respective employment agreement, and if terminated or upon voluntary resignation, for one year thereafter. Currently there are no employment agreement for the executives.

        Effective as of August 1, 2001, the employment agreements for Uziel Frydman and Amir Frydman were extended for an additional three year term (until July 31, 2004) on substantially the same terms and conditions as in effect under their respective employment agreements during the previous fiscal year. The annual base salaries payable to Uziel Frydman and Amir Frydman pursuant to the amended agreements were increased to $451,333 and $389,149, respectively, effective August 1, 2001, and are subject to annual increases. Under the amendments to the employment agreements, each of Uziel Frydman and Amir Frydman are entitled to participate in our 1998 Executive Compensation Incentive Plan. For fiscal years beginning on or after August 1, 2001, the bonus pool will be increased proportionately to the extent that earnings before interest, taxes, depreciation and amortization

(EBITDA) in any year exceeds EBITDA for the fiscal year ended July 31, 2001. Currently there are no employment agreements for the executives.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee during the fiscal year ended July 31, 2004 were Messrs. Douglas A. Cummins, Guy M. Blynn and Kenneth J. Lapiejko.

Corporate Governance Committee

        In January 2003, the board of directors approved the formation of a Corporate Governance Committee. The Corporate Governance Committee, composed of Messrs. Douglas A. Cummins, Guy M. Blynn and Kenneth J. Lapiejko, is responsible for developing and recommending to the board of directors and evaluating, from time to time, a set of corporate governance principles and policies applicable to the company. The Corporate Governance Committee also performs the functions of a nominating committee. A copy of the Corporate Governance Committee's charter is attached as an appendix to this proxy statement. The board of directors has determined that all members of the Corporate Governance Committee are independent, as defined by Section 121(A) of the American Stock Exchange Company Guide. The Corporate Governance Committee met during the fiscal year ended July 31, 2004.

        The Company does not have a formal policy for considering board of director candidates recommended by its shareholders, but the Corporate Governance Committee would consider any such candidates. The procedure for shareholders to recommend board of director candidates is described in "General Information, Information Concerning Shareholder Proposals and Director Nominations" on page 13.

        The Corporate Governance Committee nominated Messrs. Uziel Frydman, Amir Frydman, Blynn, Cummins and Lapiejko to stand for election to the Company's Board of Directors at the 2004 annual meeting. Each of such candidates was recommended by a shareholder, non-management director and the Company's Chief Executive Officer.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

        We did not grant any stock options or stock appreciation rights during the fiscal year ended July 31, 2004 to any of our executive officers or key employees named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL-YEAR END OPTION VALUES

        The following table sets forth information with respect to (i) the number of unexercised options held by the executive officers as of July 31, 2004 and (ii) the value as of July 31, 2004 of unexercised in-the-money options. No options were exercised by any of the executive officers in fiscal 2004.

	Number of Securities Underlying Unexercised Options at July 31, 2004		Value of Unexercised In-the-Money Options at July 31, 2004(1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Uziel Frydman	217,984	—	$255,483	$0
Amir Frydman	211,906	—	$220,283	$0
Christopher Willi	22,500	—	$0	$0

(1)
Based on a per share price of $1.67, the closing price of the common stock as reported on the American Stock Exchange on July 31, 2004, minus the exercise price of the option, multiplied by the number of shares underlying the option.

COMPENSATION COMMITTEE REPORT

        The following report of the Compensation committee does not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        The policy of the board of directors is to maintain executive compensation at competitive levels that will permit us to attract, motivate and retain individuals with superior managerial abilities. The levels of compensation are intended to reward individual initiative and achievement, while motivating our executives to increase shareholder value by improving our performance and profitability.

        The Compensation Committee reviews the base salaries of our executive officers annually, considering factors such as corporate progress toward achieving objectives (without reference to any specific performance-related targets) and individual performance experience and expertise. In determining our employee's overall compensation, the Compensation Committee also reviews certain compensation levels at other companies. Additional factors reviewed by the Compensation Committee in determining appropriate compensation levels include subjective factors related to corporate and individual performance.

        Pursuant to our Compensation Committee policy, we annually review executive compensation. Bonuses, option grants and salary increases are considered in light of performance goals established by the Compensation Committee and the individual executive at the commencement of each year of the executive's employment. Further, the Compensation Committee places the majority of executive compensation in "at-risk" categories, including stock options and performance bonuses. The Compensation Committee has adopted a policy by which options granted pursuant to our 1998 Executive Incentive Compensation Plan will be issued with exercise prices set at the fair market value of our common stock at the time of issue. For the fiscal year ended July 31, 2004, no executive received any "at-risk" compensation as no stock options or performance bonuses were awarded.

        As Chairman, President and Chief Executive Officer, Mr. Uziel Frydman, is compensated pursuant to the terms of his employment agreement entered into in May 1998, as amended, as well as in compliance with our executive compensation policy. Mr. Frydman's compensation for the fiscal year ended July 31, 2004 was based on Mr. Frydman's performance of his duties and responsibilities as well as the financial performance of the Company. In accordance with his employment agreement,

Mr. Frydman was entitled to participate in an executive bonus pool, the size of which varies annually based on our financial performance.

Submitted by the Compensation Committee of the Board of Directors.

  Guy M. Blynn
  Douglas A. Cummins
  Kenneth J. Lapiejko

EQUITY COMPENSATION PLAN INFORMATION

        This table summarizes share and exercise price information about our equity compensation plans as of July 31, 2004.

Plan Category	Number of securities to be issued	Weighted average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	999,451	$2.98	100,549
Equity compensation plans not approved by security holders	0	0	0

Summary of our 1998 Executive Incentive Compensation Plan, as Amended

        The 1998 Plan is intended to qualify under Rule 16b-3 under the Exchange Act and is administered by the board of directors. The board of directors, within the limitations of the 1998 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the option purchase price per share and the manner of exercise, and the time, manner and form of payment upon exercise of an option.

        ISOs granted under the 1998 Plan may not be granted at a price less than the fair market value of the Class A Common Stock on the date of grant, or 110% of fair market value in the case of persons holding 10% or more of our voting stock. The aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all of our stock option plans and any related corporation) may not exceed $100,000. Non-qualified options granted under the 1998 Plan may not be granted at a price less than the fair market value of the Class A Common Stock on the date of grant. Options granted under the 1998 Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to persons holding 10% or more of our voting stock). All options granted under the 1998 Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution. In general, upon termination of employment of an optionee, all options granted to such person which are not exercisable on the date of termination immediately terminate, and any options that are exercisable terminate 90 days following termination of employment.

CERTAIN RELATED PARTY TRANSACTIONS

        On July 30, 2003, we obtained subordinated debt from Lana, LLC in the amount of $2,000,000 and during the fiscal year ended July 31, 2004 an additional $1,397,000 of funding was obtained. The members of Lana, LLC include Ilana Frydman, wife of our Chairman, President and Chief Executive Officer, Uziel Frydman. The subordinated debt bears interest at 16.575% with interest payable annually. The subordinated debt is collateralized by a security interest in our accounts receivable and inventory.

        Ilana Frydman, wife of our Chairman, President and Chief Executive Officer, Uziel Frydman, is a non-executive employee of the Company. For the fiscal year ended July 31, 2004, Mrs. Frydman was paid a salary of $162,000.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG SHERWOOD BRANDS, INC., THE AMEX MARKET VALUE (U.S. & FOREIGN) INDEX AND THE S & P PACKAGED FOODS & MEATS INDEX

*
$100 invested on 7/31/99 in stock or index-including reinvestment of dividends. Fiscal year ending July 31.

Copyright ©2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

ANNUAL REPORT ON FORM 10-K

        We have mailed copies of our annual report with this proxy statement to holders of shares of Class A Common Stock and Class B Common Stock as of the record date, November 19, 2004. We will provide without charge, to each holder of shares of Class A Common Stock and Class B Common Stock as of the record date, a copy of our annual report on Form 10-K for the fiscal year ended July 31, 2004 as filed with the SEC on the written request of any such holder addressed to our Corporate Secretary at Sherwood Brands, Inc., 1803 Research Boulevard, Suite 201, Rockville, Maryland, 20850.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of our outstanding common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by Securities and Exchange Commission regulation to furnish us with copies of all such reports they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners have been met.

GENERAL INFORMATION

        Other Matters.    The board of directors does not intend to present any matter for action at the annual meeting other than the matters described in this Proxy Statement. If any other matters properly come before the annual meeting, it is intended that the holders of the proxies hereby solicited will act in respect to such matters in accordance with their best judgment.

        Information Concerning Shareholder Proposals and Director Nominations.    Any shareholder satisfying the Securities and Exchange Commission requirements and wishing to submit a proposal to be included in the proxy statement for the 2005 Annual Meeting of Shareholders should submit the proposal in writing to the Corporate Secretary, Sherwood Brands, Inc., 1803 Research Boulevard, Suite 201, Rockville, Maryland, 20850. We must receive a proposal by July 22, 2005 in order to consider it for inclusion in the proxy statement for the 2005 Annual Meeting of Shareholders.

        Shareholders who wish to present director nominations or any other business at the 2005 Annual Meeting of Shareholders are required to notify the Corporate Secretary of their intent no later than September 19, 2005 and the notice must provide information as required in our bylaws. A copy of these requirements will be provided upon request in writing to the Corporate Secretary. This requirement does not apply to the deadline for submitting shareholder proposals for inclusion in the proxy statement, nor does it apply to questions a shareholder may wish to ask at the meeting.

        We retain discretion to vote proxies we receive with respect to proposals received after September 5, 2005, provided (i) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (ii) the proponent does not issue a proxy statement.

By Order of the Board of Directors,
Uziel Frydman Chairman of the Board

Rockville, Maryland
November 21, 2004

APPENDIX A

SHERWOOD BRANDS, INC. (the "Company")

NOMINATING/CORPORATE GOVERNANCE

COMMITTEE CHARTER

Purpose

        The purpose of the Nominating/Corporate Governance Committee (the "Committee") shall be as follows:

  1.
  To identify individuals qualified to become board members and to select, or to recommend that the Board of Directors select, the director nominees for the next annual meeting of stockholders;

  2.
  To develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company; and

  3.
  To oversee the selection and composition of committees of the Board of Directors and, as applicable, oversee management continuity planning processes.

Composition

        The Committee shall consist of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be "independent" in accordance with the rules of the New York Stock Exchange and the Sarbanes-Oxley Act.

Appointment and Removal

        The members of the Committee shall be appointed by the Board of Directors and shall serve until such member's successor is duly elected and qualified or until such member's earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

        Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

        In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

Meetings

        The Committee shall meet at least [two times annually], or more frequently as circumstances dictate. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically.

        All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

Duties and Responsibilities

        The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter.

        In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority, without seeking Board approval, to retain outside counsel or other experts for this purpose, including the sole authority to approve the fees payable to such counsel or experts and any other terms of retention.

Board Selection, Composition, and Evaluation

1.
Establish criteria for the selection of new directors to serve on the Board of Directors.

2.
Identify individuals believed to be qualified as candidates to serve on the Board of Directors and select, or recommend that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the shareholders at an annual or special meeting. In identifying candidates for membership on the Board of Directors, the Committee shall take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board of Directors.

3.
Review and make recommendations to the full Board of Directors, or determine, whether members of the Board should stand for re-election. Consider matters relating to the retirement of Board members, including term limits or age caps.

4.
In the case of a director nominated to fill a vacancy on the Board of Directors due to an increase in the size of the Board, recommend to the Board of Directors the class of directors in which the director-nominee should serve.

5.
Conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates. In that connection, the Committee shall have sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve, as directors of the Company, including sole authority to approve the fees payable to such search firm and any other terms of retention.

6.
Consider questions of independence and possible conflicts of interest of members of the Board of Directors and executive officers.

7.
Review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board of Directors in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.

8.
Oversee the evaluation of, at least annually, and as circumstances otherwise dictate, the Board of Directors and management.

Committee Selection and Composition

9.
Recommend members of the Board of Directors to serve on the committees of the Board, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the Committee deems relevant, and when appropriate, make recommendations regarding the removal of any member of any committee.

10.
Recommend members of the Board of Directors to serve as the Chair of the committees of the Board of Directors.

11.
Establish, monitor, and recommend the purpose, structure, and operations of the various committees of the Board of Directors, the qualifications and criteria for membership on each committee of the Board, and as circumstances dictate, make any recommendations regarding periodic rotation of directors among the committees and impose any term limitations of service on any Board committee.

12.
Periodically review the charter and composition of each committee of the Board of Directors and make recommendations to the Board for the creation of additional committees or the elimination of Board committees.

Corporate Governance

13.
Consider the adequacy of the certificate of incorporation and by-laws of the Company and recommend to the Board of Directors, as conditions dictate, that it propose amendments to the certificate of incorporation and by-laws for consideration by the shareholders.

14.
Develop and recommend to the Board of Directors a set of corporate governance principles and keep abreast of developments with regard to corporate governance to enable the Committee to make recommendations to the Board of Directors in light of such developments as may be appropriate.

15.
Consider policies relating to meetings of the Board of Directors. This may include meeting schedules and locations, meeting agendas, and procedures for delivery of materials in advance of meetings.

Continuity/Succession Planning Process

16.
Oversee and approve the management continuity planning process. Review and evaluate the succession plans relating to the CEO and other executive officer positions and make recommendations to the Board of Directors with respect to the selection of individuals to occupy these positions.

Reports

17.
Report regularly to the Board of Directors (a) following meetings of the Committee, (b) with respect to such other matters as are relevant to the Committee's discharge of its responsibilities, and (c) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

18.
Maintain minutes or other records of meetings and activities of the Committee.

Annual Performance Evaluation

        The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

SHERWOOD BRANDS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 10, 2005

        The undersigned hereby appoints Christopher J. Willi and Amir Frydman, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Sherwood Brands, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Sherwood Brands to be held at the Best Western Hotel, 1251 West Montgomery Avenue, Rockville, Maryland, on Monday, January 10, 2005, at 10:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH BELOW, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED ACCORDINGLY. MANAGEMENT RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS.

PROPOSAL ONE: Election of Directors.	/ / FOR all nominees listed below	/ / WITHHOLD AUTHORITY to vote for all nominees listed below

NOMINEES ARE:    Uziel Frydman    Amir Frydman    Guy M. Blynn    Douglas A. Cummins    Kenneth J. Lapiejko

*To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

Exceptions:

(Continued and to be signed on other side)

Dated:

Signature(s)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

        PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

QuickLinks

INFORMATION CONCERNING PROXY
PURPOSES OF THE MEETING
SECURITY OWNERSHIP
PROPOSAL ONE: ELECTION OF DIRECTORS
BOARD OF DIRECTORS COMMITTEES
AUDIT COMMITTEE REPORT
INDEPENDENT PUBLIC ACCOUNTANTS
MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
COMPENSATION COMMITTEE REPORT
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATED PARTY TRANSACTIONS
ANNUAL REPORT ON FORM 10-K
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
GENERAL INFORMATION